Exhibit 10.18 Amended Agreement with David Wood and Media 1 Group, LLC

                                AMENDED AGREEMENT
                                  FOR SERVICES

This Agreement (the "Agreement") is made by and between Media 1 Financial Group
LLC (hereinafter "Media 1") and David Wood, an individual, (hereinafter referred to as David Wood) jointly and severally with World Health Alternatives, Inc., a
Florida corporation, hereinafter "the Company." WITNESSETH:

WHEREAS, David Wood, who is the sole officer, director and shareholder of Media
1 Financial Group LLC, holds an aggregate of 1,008,000 shares of the Company's common stock;

WHEREAS, Media 1 has agreed to provide services to the Company; and

WHEREAS, Media 1 desires to provide the services to the Company as more fully set forth herein;

NOW THEREFORE, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. This Agreement supersedes all prior oral or written agreements between the parties hereto including the agreement dated February 25, 2003.

2. David Wood owns an aggregate of 1,008,000 shares of the Company's common stock which have previously been registered. David Wood acknowledges that he cannot directly or indirectly compensate any third party with the 1,008,000 shares for providing investor relations or any other services of or for the
Company. David Wood shall not retire any of the shares owned by him.

3. Fees. The Company shall pay to Media 1 for its services a fee of 858,000 shares of the Company's common stock ("the shares") which shall upon issuance bear the following restrictive legend:
"The Shares Represented By This Certificate Have Not Been Registered Under The
Securities Act Of 1933, As Amended, Or Applicable State Securities Laws, And May
Not Be Sold, Transferred, Pledged, Or Hypothecated Without Either: i)
Registration Under The Securities Act Of 1933, As Amended, And Applicable State
Securities Laws, Or ii) Submission To The Corporation Of An Opinion Of Counsel,
Satisfactory To The Corporation That Said Shares And The Transfer Thereof Are
Exempt From The Registration Requirements Of The Securities Act Of 1933 And
Applicable State Securities Laws."

All Fees Shall Be Inclusive Of Costs And The Services Of Media 1 Shall Include
All Costs Of Providing Services Hereunder.
4. Media 1 agrees to perform, as requested by the Company, investor relations services for the Company.  These services include, but are not limited to:
(a) Assist the Company in developing, creating and providing factual information and in developing and implementing a strong market awareness for the Company and its business;
(b) Develop and create an advertising campaign for the Company;
(c) Aid, advise and assist the Company in establishing a means of securing local and nationwide media interest and coverage of the Company;
(d) Aid and assist the Company in developing a (user friendly) "web site";
(e) Aid, consult, prepare and deliver "due diligence" packages requested by and furnished to registered broker/dealers and/or other institutional and/or fund managers as requested by the Company;
(f) Create a Company profile and investment data sheet and present and deliver via email/fax to over 50 stock newsletter writers and editors [newsletter writers and editors shall be provided by Media 1];
(g) Host Company at atleast two conventions at the expense of Media 1;
(h) Review  and prepare summaries of the financial and non-financial portions of quarterly and annual reports of the Company, exclusive of any current, quarterly or annual reports filed with U.S. Securities and Exchange Commission and/or other regulatory agencies;
(i) Edit and distribute financial and general press releases as requested by the
Company;
(j) Draft and distribute collateral material regarding the Company; and
(k) Develop and distribute to over 500 sources and/or persons three media articles regarding the Company each month.

5. Limitations of Services. Media 1's activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute acting as a securities broker or dealer under Federal or State securities laws.
Further, Media 1 shall not receive any compensation of any form for introducing or locating a potential investor or members of the financial community to the
Company.
Media 1 recognizes that certain responsibilities and obligations are imposed by
Federal and State securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly,
Media 1 agrees as follows:
a. Media 1 shall NOT release any financial or other information or data about the Company or the services to be provided hereunder without the written consent and approval of the Company.
b. Media 1 shall NOT conduct any meetings with financial analysts without informing the Company in advance of any proposed meeting, the format or agenda of such meeting and the Company may elect to attend such meeting.
c. Media 1 shall NOT release any information or data about the Company to any selected or limited person(s), entity, or group if Media 1 is aware that such information or data has not been generally released or promulgated.

6. Non-exclusive Relationship and Time Commitment. Consultant shall commence to provide the services set forth in this Agreement within ten days receipt of written notice from the Company that Consultant's services are to begin (the
"Commencement Date"). Media 1 shall use its best efforts in the performance of its services described herein. Nothing in this Agreement shall be construed as limiting Media 1's right to represent other companies, except that Media 1 agrees not to represent any other person or entity which is in competition with the Company unless Media 1 first obtains the Company's written consent. Media 1 agrees to provide one hundred (100) hours of services each month during the term of this Agreement.

7. Term and Termination of the Engagement. The term of the engagement is for a period of twenty four (24) months. This engagement may be terminated by the
Company immediately upon written notice to the Company with or without cause and any fees earned shall be prorated over the term of this Agreement at a rate of
35,750 shares per month for each full month of services. 50,666 Shares shall be deemed earned at the completion of each month for the prior months services.

8. Indemnity. Indemnification by Media 1. In connection with Media 1's engagement hereunder, including modifications or future additions to this engagement and the related activities prior to this date, Media 1 agrees that it will indemnify, hold harmless and defend the Company and its affiliates, any director, officer, agent or employee of the Company or any of its affiliates and each other person, if any, controlling the Company or any of its affiliates and each of their successors and assigns (collectively, the "Company Group") against and in respect of any and all losses, damages, claims, obligations, demands, actions, suits, proceedings, assessments, liabilities, judgments, recoveries and deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), all on an after-tax basis, less any amounts actually paid as insurance reimbursement, of any kind or character (collectively, a "Company Loss"), (i)
related to, arising out of or result from (A) oral or written information provided by or disseminated by Media 1, Media 1's employees or its other agents, for use by Media 1 in connection with Media 1's performance of services under this Agreement; (B) other action or failure to act by Media 1, its employees or its other agents of Media 1 or (C) any breach of, or failure by Media 1 to fully perform, or any inaccuracy in, any of the representations, warranties, covenants or agreements of Media 1 in this Agreement or (ii) otherwise related to or arising out of the engagement of Media 1 pursuant to this Agreement. The
Indemnity obligations under this Agreement shall survive the termination of this
Agreement for a period of two (2) years.

9. Except in accordance with the provisions of this Agreement, David Wood and
Media 1 agrees, while this Agreement is in effect, not to, directly or indirectly, whether in privately negotiated transactions or to the public in open market transactions: Sell, transfer, pledge, encumber, hypothecate, assign or otherwise dispose of directly or indirectly of any of the Company shares or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, hypothecation, assignment or other disposition of, any of the Company shares; or Grant any proxies, deposit any of the Company's shares into a voting trust or enter into a voting agreement with respect to any of the Company's shares. If at anytime David Woods fails to provide the any of the services in Paragraph 4 hereto Company may cancel the shares issued hereunder

10. David Wood and Media 1 may not sell, assign, transfer, exchange, gift, devise, pledge, hypothecate, encumber or otherwise alienate or dispose of any of the Company shares now owned by them or owned by them during the term of this
Agreement, or any right or interest therein, whether voluntarily or involuntarily, by operation of law or otherwise, except in accordance with this
Agreement. Any such purported transfer in violation of any provision of this
Agreement and all actions by the purported transferor and transferee in connection therewith shall be of no force or effect and the Company shall not be required to recognize such purported transfer for any purpose, including but not limited to dividend and voting rights.

11. David Wood and Media 1 agree to sell the Company shares held by them
1,080,000 shares previously registered only as follows:
a. For the first full calendar month, after the execution of this Agreement,
David Wood and Media 1 shall be allowed to sell 400,000 of the Company's common shares.
b. Beginning the period from the second month after the execution of this
Agreement, and until the expiration of the ninth month after execution of this
Agreement, during each respective month of this period, David Wood and Media 1 shall be allowed to sell the Company shares at their discretion up to the aggregate amount not to exceed twenty five (25) percent of the prior calendar month's trading volume as reported by the OTCBB.
c. After expiration of the ninth month after the date of execution of this
Agreement, David Wood and Media 1 can sell the Company shares pursuant to the terms of this Agreement.
d. With regard to each respective trading period that David Wood and Media 1 may sell the Company shares as defined herein, respectively, David Wood and Media 1 may not carry over the difference between the amount of the Company shares that
David Wood and Media 1 could have sold and any remaining amount not sold
("remaining amount"). Further, David Wood and Media 1 will be not permitted to aggregate remaining amount(s) to successive periods. As an example of the foregoing:
Average trading volume for the second month was 100,000 the Company shares;
During the third month, David Wood and Media 1 in the aggregate may sell 25% of
100,000 of the Company shares, which equals 25,000 of the Company shares; David
Wood and Media 1 in the aggregate only sells 10,000 of the Company shares during the third month;
David Wood and Media 1 in the aggregate may not carry over or aggregate the
15,000 of the Company shares not sold (representing the difference between the
25% allowable trading amount and the amount he actually traded) to succeeding months.
For purposes of this Agreement,  the aggregate amount of shares sold pursuant to this Agreement shall be the sum of the shares held by David Wood and Media 1.

12. David Wood and Media 1 in the aggregate agrees, while this Agreement is in effect, to notify the Company promptly of the number of any of the Company shares acquired by David Wood and Media 1 after the date hereof. Such notification by David Wood and Media 1 shall be affected by David Wood and Media
1 the day following his acquisition of such Company shares and in accordance with the notice provisions of this Agreement. David Wood and Media 1 in the aggregate represents that David Wood is not now an affiliate of the Company and has not previously been an affiliate of the Company.

13. Acknowledgments and Representations.
(a) The Company recognizes and confirms that in performing its duties pursuant to this Agreement, Media 1 will be using and relying upon data, material and other information furnished by the Company, its employees and representatives
(the "Information"). The Company hereby agrees and represents that all
Information furnished to Media 1 in connection with this Agreement shall be materially accurate and complete at the time furnished, and that if the Company is aware that such Information, in whole or part, becomes materially inaccurate, misleading or incomplete during the term of Media 1's engagement hereunder, the
Company shall so advise Media 1 and Media 1 shall correct any such inaccuracy or omission. To the extent consistent with legal requirements, all Information, unless publicly available or otherwise available to Media 1 without restriction or breach of any confidentiality agreement, will be held by Media 1 in confidence and will not be disclosed to anyone other than Media 1's agents and advisors without the Company's prior written approval or used for any purpose other than those referred to in this Agreement.
(b) The Company understands and agrees that in furnishing the Company with advice and other services as provided in this Agreement, Media 1 and its officers, directors and agents shall be liable to the Company, its affiliates or its creditors as provided herein.
(c) The Company acknowledges that Media 1 has been retained solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of Media 1 is not intended to confer rights upon any persons not a party hereto (including shareholders, employees or creditors of the Company) as against Media 1, Media 1's affiliates or their respective directors, officers, agents and employees.

14. Media 1 represents and warrants to the Company that it will not cause, or permit (a) any action to be taken which violates or (b) a failure to act, the effect of which violates, any federal or state securities law.

15. Notices. All notices, requests, consents and other communications under this
Agreement shall be in writing and shall be delivered by hand or fax or mailed by overnight courier or first class certified or registered mail, return receipt requested, postage prepaid and properly addressed as follows:

If to Media 1 Capital Group and David Wood:
David Wood
15800 John J Delaney Drive, Ste. 325
Charlotte, NC  28277

As to the Company:
World Health Alternatives, Inc.
300 Penn Center Blvd.
Pittsburgh, PA  15235

Any party may change its address for purposes of this provision by giving the other party written notice of the new address in the manner set forth above.
Notice will be conclusively deemed to have been given when personally delivered, or if given by mail, on the second day after being sent by overnight courier or on the third day after being sent by first class, registered or certified mail, or if given by fax, when confirmation of transmission is indicated by the sender's fax machine.

16. Independent Contractor
Media 1 shall provide said services as an independent contractor, and not as an employee or of any company affiliated with the Company. Media 1 has no authority to bind the Company or any affiliate of the Company to any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith or with the acceptance of the Company; thereby becoming the sole responsibility of Media 1. Media 1 is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded the Company employees. Media 1 shall be solely responsible for any
Federal, State or local taxes, and should the Company for any reason by required to pay taxes at a later date, Media 1 shall reassure such payment is made by
Media 1 and not by the Company. Media 1 shall be responsible for all workers compensations payments and herein holds the Company harmless for any and all such payments and responsibilities related hereto.

17. Arbitration. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration
Rules of the American Arbitration Association. All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an "expert" with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be in
Pennsylvania. The prevailing party shall be entitled to receive its reasonable attorney's fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the state of
Pennsylvania, without regard to the conflicts of laws provisions thereof, and may not be amended or modified except in writing signed by both parties.

19. Successors. This Agreement and all rights and obligations thereunder shall be binding upon and inure to the benefit of each party's successors, but may not be assigned without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

20. Severability. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed severable.

21. Authorization. The Company represents and warrants that it has all requisite power and authority, and has received all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement.

Media 1 Financial Group LLC

By: /s/ David Wood
David Wood

/s/ David Wood
David Wood, an individual

The Company: World Health Alternatives, Inc.

By: /s/ Rich McDonald
Rich McDonald
Chief Executive Officer